PROSPECTUS

Filed Pursuant to Rule 424(b)(3)
Registration Statement No.: 333- 206359

1,779,126 Common Shares

________________________

This prospectus relates to the resale or other disposition by certain selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of 1,779,126 common shares comprised of (i) 1,529,126 outstanding common shares issued pursuant to the terms of the Asset Purchase Agreement, dated as of August 10, 2015, by and among Imation Corp., a Delaware corporation, on the one hand, and Overland Storage, Inc., a California corporation and wholly-owned subsidiary of ours, and us, on the other hand, and (ii) up to 250,000 common shares issuable pursuant to the terms of an outstanding warrant issued in connection with the Asset Purchase Agreement, if and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares is less than approximately $6.3 million.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any common shares for sale under this prospectus, and we will not receive any of the cash proceeds from the sale or other disposition of the common shares covered hereby. However, the warrant entitles the holder to purchase our common shares at an exercise price of $0.01 per common share, and we will receive the exercise price of any warrants exercised for cash. In addition, Imation may be required to provide us with additional inventory pursuant to the terms of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares exceeds approximately $7 million.

Our common shares are traded on The Nasdaq Global Market under the symbol “ANY”. On October 5, 2015, the last reported sale price for our common shares on Nasdaq was $2.69 per share.

We will pay the expenses related to the registration of the common shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page S-7 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

________________________

The date of this prospectus is October 13, 2015.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process.

You should read this prospectus, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015, August 14, 2015, September 15, 2015, and October 7, 2015; and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our principal executive offices are located 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

Common shares offered by the selling shareholders	1,779,126 shares, comprised of (i) 1,529,126 issued and
outstanding common shares and (ii) up to 250,000 common
shares issuable pursuant to an outstanding warrant.

Common shares to be outstanding after the offering:	41,261,718 (1)

Nasdaq Global Market symbol:	ANY

Use of proceeds:	We will not receive any of the proceeds from the sale or
other disposition of the common shares offered hereby.
However, we will receive the exercise price of any warrants
exercised for cash.

Risk factors:	See “Risk Factors” beginning on page S-7 and the risk
factors incorporated by reference into this prospectus as
described in that section, and the other information included in this prospectus or incorporated by reference for a
discussion of factors you should consider before making an
investment decision

(1)

The number of common shares shown to be outstanding is based on the number of common shares outstanding as of September 30, 2015, and includes common shares issuable upon exercise of the warrant issued pursuant to the Asset Purchase Agreement. The number does not include (i) common shares issuable or reserved for issuance upon the exercise of other outstanding warrants or options granted or available under our equity compensation plans or (ii) the 345,000 common shares or 86,250 common shares issuable upon exercise of certain warrants we expect to issue upon the closing of a registered direct placement on or about October 13, 2015. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

Recent Developments

Unaudited Interim Cash Positions and Indebtedness

As of September 30, 2015, we had approximately $5.0 million in cash and cash equivalents, a principal balance of $5.0 million outstanding under our revolving credit agreement, a principal balance of $5.3 million outstanding under our amended and restated loan and security agreement, and an outstanding balance of $19.5 million under our convertible debenture.

Registered Direct Sales

On September 28, 2015, we closed on the issuance and sale of, in the aggregate, 1,072,961 of our common shares, warrants exercisable to purchase up to 268,240 common shares, adjustment warrants which may, in certain circumstances, become exercisable to purchase a number of common shares to be determined at such time (if any) as such adjustment warrants become exercisable following an additional financing by us prior to December 31, 2015, for an aggregate offering price of approximately U.S.$3.3 million. Each of these warrants has an initial exercise price of U.S.$2.33 per warrant share. The warrants are immediately exercisable and have a five year term. Each adjustment warrant has an initial exercise price of U.S.$0.01 per common share. The adjustment warrants will become exercisable only if we complete an additional financing prior to December 31, 2015 under the circumstances described below in the section entitled “Risk Factors” beginning on page S-7, and, in the event they become exercisable, will expire on March 31, 2016. We expect to close on the issuance and sale of an additional 345,000 common shares, warrants to purchase 86,250 common shares, and adjustment warrants on or about October 13, 2015.

Restricted Share Issuances

At our June 2015 Annual and Special Meeting of Shareholders, the shareholders approved the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as approved our Employee Stock Purchase Plan, authorizing the purchase of up to 2,000,000 common shares by employees under the plan. On August 26, 2015, our Compensation Committee granted to certain executive officers awards of, in aggregate, 1.9 million restricted stock units and 0.5 million of non-qualified stock options. The restricted stock units vest and are payable over a period of approximately 2.5 years. On August 31, 2015, the non-qualified stock options vested 22.22% and the remainder vests in a series of equal monthly amounts over 2.3 years.

V3 Litigation

In April 2015, we filed a proof of claim in connection with bankruptcy proceedings of V3 Systems, Inc. (“V3”) based on breaches by V3 of the Asset Purchase Agreement entered into between V3 and us dated February 11, 2014 (the “APA”). On October 6, 2015, US Dissolution Liquidating Trust, the apparent successor to V3, filed a complaint against us and certain of our current and former directors in the United States Bankruptcy Court for the District of Utah Central Division objecting to our proof of claim and asserting claims for affirmative relief against us and our directors. This complaint alleges, among other things, that Sphere breached the APA and engaged in securities fraud in connection with the issuance of the common shares issued to V3 in connection therewith. The plaintiff claims that the alleged breaches and certain other actions and/or omissions on the part of Sphere and its directors resulted in V3’s failure to receive earn-out consideration under the APA and caused V3 to be unable to timely sell the Sphere common shares received by V3 pursuant to the APA and, as a result, V3 defaulted on several debts, ultimately leading to its bankruptcy. The plaintiff seeks, among other things, monetary damages for the loss of the potential earn-out consideration, the value of the common shares held back by us pursuant to the APA and costs and fees. We believe the lawsuit to be without merit and intend to vigorously defend against the action.

Settlement of Merger Litigation

On October 2, 2015, the court in the previously disclosed consolidated action relating to our merger with Overland Storage, Inc. approved the terms of the class action settlement and the merger litigation was dismissed with prejudice and terminated on that date. The consolidated action had alleged breaches of fiduciary duties and conflicts of interest against Overland’s directors relating to the merger process, the terms of the merger agreement, and the consideration to be received by Overland’s shareholders under the terms of the merger agreement. On June 26, 2015, the court had preliminarily approved the proposed settlement under a memorandum of understanding and stipulation of settlement entered into between plaintiffs and defendants. The memorandum of understanding provided, among other things, for the inclusion of supplemental disclosures in Amendment No. 2 to the Registration Statement on Form F-4 that was filed with the Securities and Exchange Commission on October 14, 2014.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our share price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended September 30, 2015, our closing share price on The NASDAQ Global Market has ranged from a low of $1.99 to a high of $9.50. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

 We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Future sales of our common shares under certain circumstances will trigger price-protection provisions in certain of private placement agreements, outstanding warrants and adjustment warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

If, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants at a price per common share that is lower than $2.33, then (a) the initial exercise price for the warrants we issued in our recent registered direct financings will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of their sale and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased to the product obtained by multiplying the number of common shares issuable upon exercise of these warrants immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional equity financing to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings immediately prior to the adjustment divided by the number of common shares issued to the investor in our recent registered direct financings (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the warrant holder by the per share purchase price in the additional financing.

In addition, if, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33, then the adjustment warrants we issued in our recent registered direct financings shall become exercisable for that number of common shares equal to (i) the number of common shares that the adjustment warrant holder would have received for its aggregate investment amount in our recent registered direct financings had the purchase price for one common share, a warrant and an adjustment warrant been equal to the purchase price per share in such additional equity financing minus (ii) the number of common shares actually purchased by such investor in our recent registered direct financings.

Further, we have agreed to give the investor in our August private placement additional common shares and adjust the exercise price for the warrants issued to this investor if, in connection with an equity capital raise for cash on or before December 31, 2015, we sell common shares at a price per share that is lower than $2.33 per share or sell new warrants to purchase common shares with an exercise price per share that is lower than $2.33. The number of additional common shares the investor would receive would equal the difference between (x) the number of shares that the investor would have received had the Purchase Price been equal to the per share purchase price at which common shares were issued in the additional equity financing and (y) the aggregate number of common shares purchased by the investor in the August private placement. The exercise price of the warrant would be adjusted to equal the exercise price per share of the warrants issued in the additional equity financing (if lower) as of the date of the consummation of the additional equity financing.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

 In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to the warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We may not be able to maintain our listings on The NASDAQ Global Market , or trading on this exchange may otherwise be halted or suspended, which may make it more difficult for investors to sell our common shares and consequently may negatively impact the price of our common shares.

Maintaining the listing of our common shares on The NASDAQ Global Market requires that we comply with certain listing requirements. If our common shares cease to be listed for trading on The NASDAQ Global Market for any reason, it may harm our share price, increase the volatility of our share price, decrease the level of trading activity and make it more difficult for investors to buy or sell our common shares. Our failure to maintain a listing on The NASDAQ Global Market may constitute an event of default under our current and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common shares. If we are not listed on The NASDAQ Global Market or if our public float falls below $75 million or do not otherwise meet the requirements for the use of Form F-3, we will be limited in our ability to file new shelf registration statements on SEC Form F-3 and/or to fully use one or more registration statements on SEC Form F-3. Any such limitations may harm our ability to raise the capital we need.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•	divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;
•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Business

If we are unable to generate sufficient cash from operations or raise additional financing, we may be unable to fund our operations.

We require sufficient cash from operations together with cash from debt, equity or equity based financing, including financing from this offering, to fund our operations as currently conducted. Our available cash and cash equivalents was $5.0 million and our outstanding indebtedness was $29.8 million as of September 30, 2015. Cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties. Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. In addition, we expect to continue to need raise debt, equity and equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the common shares offered hereby. However, the warrant entitles the holder to purchase our common shares at an exercise price of $0.01 per common share, and we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes. In addition, Imation may be required to provide us with additional inventory pursuant to the terms of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares exceeds approximately $7 million.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 1,779,126 common shares issued pursuant to the Asset Purchase Agreement or issuable by us to the selling shareholder pursuant to the terms of the warrant we issued pursuant to the terms of the Asset Purchase Agreement. The table below presents information regarding the selling shareholders, the common shares beneficially owned prior to the private placement offering and the common shares that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares covered by this prospectus will be sold by the selling shareholders.

Beneficial Ownership (1)
	Number of	Percent		Number of	Percent
	Shares	of		Shares	of
	Beneficially	Class	Number of	Beneficially	Class
	Owned Prior	Prior	Shares	Owned	After
Name of Selling	to the	to the	Offered	After this	this
Shareholder (2)	Offering	Offering	Hereby (3)	Offering	Offering
Imation Corp. (4)	1,779,126	4.3%	1,779,126	*	*

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of September 30, 2015. Percentage ownership is based on 41,011,718 common shares issued and outstanding as of September 30, 2015 and assuming full exercise of the warrant issued to the selling shareholder to purchase up to 250,000 common shares. This amounts to a total of 41,261,718.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and certain of our records.

(3)

All 1,779,126 common shares offered pursuant to this prospectus were acquired pursuant to our Asset Purchase Agreement with Imation or are common shares we could be obligated to issue to the selling shareholder pursuant to the terms of the warrant we issued pursuant to the Asset Purchase Agreement.

(4)	The address for this selling shareholder is: 1 Imation Way, Oakdale, MN 55128-3414.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued and common shares that we could be obligated to issue to the selling shareholder pursuant to the terms of the Asset Purchase Agreement and the warrant we previously issued pursuant to the Asset Purchase Agreement to permit the resale of such common shares by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will receive the exercise price of the warrant upon any exercise by payment of cash. In addition, pursuant to the purchase price adjustment provisions of the Asset Purchase Agreement, Imation may be required to deliver us additional inventory acquired after the closing date of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholders exceeds a designated threshold, as discussed below. We will bear all fees and expenses incident to our obligation to register the common shares.

Pursuant to the terms of a Lock-Up Agreement, dated as of August 10, 2015, by and between us and Imation Corp., or the Lock-up Agreement, the selling shareholders are not permitted to offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of the common shares registered pursuant to this prospectus, or enter into any transaction which is designed to, or might reasonably be expected to, have any such effect, directly or indirectly, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such common shares (any of the foregoing actions, a transfer), or publicly disclose any intention to make any such transfer; provided, however, that the selling shareholders are entitled to transfer the common shares registered pursuant to this prospectus on the open market or pursuant to block trades; provided, further, that without our prior written consent, sales on the open market of the common shares registered pursuant to this prospectus in the aggregate on any given trading day shall not exceed 17.5% of the average daily trading volume of our common shares on Nasdaq for the 30 trading days ending on the trading day immediately preceding such date (and the selling shareholders shall not solicit any such transfer that is not an open market sale), except that this limitation will not apply to block trades by the selling shareholders; provided further, however, that without our prior written consent, no transfer that is not on the open market (including, without limitation, any block trades or trades pursuant to an exemption under the Securities Act) is permitted unless the amount per common share received by such selling shareholder in such transfer, prior to taking into account any fees, expenses or selling discounts, concessions or commissions, equals at least 95% of the average of the closing prices for the common shares of the Company on Nasdaq for each of the ten (10) consecutive complete trading days ending with the third complete trading day prior to such transfer.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to certain limitations on transfers by the Lock-Up Agreement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Subject to certain limitations imposed transfers by the Lock-up Agreement, the selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	pursuant to a 10b5-1 plan or other trading plan;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Any hedging transactions, short sales, option transactions, derivative transactions, or any related transactions described above will, however, be subject the limitations on transfers described in the Lock-up Agreement.

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the aggregate purchase price of the common shares less aggregate discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will receive the exercise price of the warrant upon any exercise by payment of cash. In addition, pursuant to the purchase price adjustment provisions of the Asset Purchase Agreement, if the selling shareholders receive aggregate consideration in excess of a designated threshold of approximately $7 million (subject to adjustment based on final confirmation of net inventory at closing) from the sale of the common shares issued to Imation at closing, Imation is required to deliver to us an amount of inventory acquired by Imation after the closing date of the Asset Purchase Agreement that is equal in value to such excess amount. If the selling shareholders receive aggregate consideration from the sale of shares issued to Imation at the closing date that is less than a designated threshold of $6.3 million (subject to adjustment based on final confirmation of net inventory at closing) prior to the expiration of the warrant, then Imation may be entitled to receive proceeds from the sale of the inventory in an amount equal to such shortfall, but not to exceed the value of the inventory. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule and the Lock-up Agreement.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act..

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis.(1) You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)
Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	$75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

(1)

Subsequent to June 30, 2015, an aggregate of 3,721,879 common shares were issued pursuant to (i) the exercise of warrants, (ii) restricted share issuance releases, (ii) the asset purchase agreement we entered into with Imation Corp., (iii) the purchase agreement we entered into with an investor on August 10, 2015, as amended, and (iv) the subscription agreement we entered into with an investor on September 28, 2015.

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
December 31 (through October 5, 2015)	2.72	2.05
September 30	5.71	1.99
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95
August 2015	4.86	2.71
September 2015	2.68	1.99

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table lists the costs and expenses payable us in connection with the sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$822.80
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$35,822.50

SHARE CAPITAL

As of September 30, 2015, 41,011,718 common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED October 9, 2015

PROSPECTUS

1,779,126 Common Shares

______________________________________

This prospectus relates to the resale or other disposition by certain selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of 1,779,126 common shares comprised of (i) 1,529,126 outstanding common shares issued pursuant to the terms of the Asset Purchase Agreement, dated as of August 10, 2015, by and among Imation Corp., a Delaware corporation, on the one hand, and Overland Storage, Inc., a California corporation and wholly-owned subsidiary of ours, and us, on the other hand, and (ii) up to 250,000 common shares issuable pursuant to the terms of an outstanding warrant issued in connection with the Asset Purchase Agreement, if and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares is less than approximately $6.3 million.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any common shares for sale under this prospectus, and we will not receive any of the cash proceeds from the sale or other disposition of the common shares covered hereby. However, the warrant entitles the holder to purchase our common shares at an exercise price of $0.01 per common share, and we will receive the exercise price of any warrants exercised for cash. In addition, Imation may be required to provide us with additional inventory pursuant to the terms of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares exceeds approximately $7 million.

Our common shares are traded on The Nasdaq Global Market under the symbol “ANY”. On October 5, 2015, the last reported sale price for our common shares on Nasdaq was $2.69 per share.

We will pay the expenses related to the registration of the common shares covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

______________________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 5 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

______________________________________

The date of this prospectus is

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process.

You should read this prospectus, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015, August 14, 2015, September 15, 2015, and October 7, 2015; and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our principal executive offices are located 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

Common shares offered by the selling shareholders	1,779,126 shares, comprised of (i) 1,529,126 issued and outstanding common shares and (ii) up to 250,000 common shares issuable pursuant to an outstanding warrant.

Common shares to be outstanding after the offering:	41,261,718(1)

Nasdaq Global Market symbol:	ANY

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the common shares offered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Risk factors:

See “Risk Factors” beginning on page 5 and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision

(1)

The number of common shares shown to be outstanding is based on the number of common shares outstanding as of September 30, 2015, and includes common shares issuable upon exercise of the warrant issued pursuant to the Asset Purchase Agreement. The number does not include (i) common shares issuable or reserved for issuance upon the exercise of other outstanding warrants or options granted or available under our equity compensation plans or (ii) the 345,000 common shares or 86,250 common shares issuable upon exercise of certain warrants we expect to issue upon the closing of a registered direct placement on or about October 13, 2015. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

Recent Developments

Unaudited Interim Cash Positions and Indebtedness

As of September 30, 2015, we had approximately $5.0 million in cash and cash equivalents, a principal balance of $5.0 million outstanding under our revolving credit agreement, a principal balance of $5.3 million outstanding under our amended and restated loan and security agreement, and an outstanding balance of $19.5 million under our convertible debenture.

Registered Direct Sales

On September 28, 2015, we closed on the issuance and sale of, in the aggregate, 1,072,961 of our common shares, warrants exercisable to purchase up to 268,240 common shares, adjustment warrants which may, in certain circumstances, become exercisable to purchase a number of common shares to be determined at such time (if any) as such adjustment warrants become exercisable following an additional financing by us prior to December 31, 2015, for an aggregate offering price of approximately U.S.$3.3 million. Each of these warrants has an initial exercise price of U.S.$2.33 per warrant share. The warrants are immediately exercisable and have a five year term. Each adjustment warrant has an initial exercise price of U.S.$0.01 per common share. The adjustment warrants will become exercisable only if we complete an additional financing prior to December 31, 2015 under the circumstances described below in the section entitled “Risk Factors” beginning on page 6, and, in the event they become exercisable, will expire on March 31, 2016. We expect to close on the issuance and sale of an additional 345,000 common shares, warrants to purchase 86,250 common shares, and adjustment warrants on or about October 13, 2015.

Restricted Share Issuances

At our June 2015 Annual and Special Meeting of Shareholders, the shareholders approved the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as approved our Employee Stock Purchase Plan, authorizing the purchase of up to 2,000,000 common shares by employees under the plan. On August 26, 2015, our Compensation Committee granted to certain executive officers awards of, in aggregate, 1.9 million restricted stock units and 0.5 million of non-qualified stock options. The restricted stock units vest and are payable over a period of approximately 2.5 years. On August 31, 2015, the non-qualified stock options vested 22.22% and the remainder vests in a series of equal monthly amounts over 2.3 years.

V3 Litigation

In April 2015, we filed a proof of claim in connection with bankruptcy proceedings of V3 Systems, Inc. (“V3”) based on breaches by V3 of the Asset Purchase Agreement entered into between V3 and us dated February 11, 2014 (the “APA”).  On October 6, 2015, US Dissolution Liquidating Trust, the apparent successor to V3, filed a complaint against us and certain of our current and former directors in the United States Bankruptcy Court for the District of Utah Central Division objecting to our proof of claim and asserting claims for affirmative relief against us and our directors.  This complaint alleges, among other things, that Sphere breached the APA and engaged in securities fraud in connection with the issuance of the common shares issued to V3 in connection therewith.  The plaintiff claims that the alleged breaches and certain other actions and/or omissions on the part of Sphere and its directors resulted in V3’s failure to receive earn-out consideration under the APA and caused V3 to be unable to timely sell the Sphere common shares received by V3 pursuant to the APA and, as a result, V3 defaulted on several debts, ultimately leading to its bankruptcy.  The plaintiff seeks, among other things, monetary damages for the loss of the potential earn-out consideration, the value of the common shares held back by us pursuant to the APA and costs and fees. We believe the lawsuit to be without merit and intend to vigorously defend against the action.

Settlement of Merger Litigation

On October 2, 2015, the court in the previously disclosed consolidated action relating to our merger with Overland Storage, Inc. approved the terms of the class action settlement and the merger litigation was dismissed with prejudice and terminated on that date. The consolidated action had alleged breaches of fiduciary duties and conflicts of interest against Overland’s directors relating to the merger process, the terms of the merger agreement, and the consideration to be received by Overland’s shareholders under the terms of the merger agreement. On June 26, 2015, the court had preliminarily approved the proposed settlement under a memorandum of understanding and stipulation of settlement entered into between plaintiffs and defendants. The memorandum of understanding provided, among other things, for the inclusion of supplemental disclosures in Amendment No. 2 to the Registration Statement on Form F-4 that was filed with the Securities and Exchange Commission on October 14, 2014.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our share price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended September 30, 2015, our closing share price on The NASDAQ Global Market has ranged from a low of $1.99 to a high of $9.50. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Future sales of our common shares under certain circumstances will trigger price-protection provisions in certain of private placement agreements, outstanding warrants and adjustment warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

If, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants at a price per common share that is lower than $2.33, then (a) the initial exercise price for the warrants we issued in our recent registered direct financings will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of their sale and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased to the product obtained by multiplying the number of common shares issuable upon exercise of these warrants immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional equity financing to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings immediately prior to the adjustment divided by the number of common shares issued to the investor in our recent registered direct financings (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the warrant holder by the per share purchase price in the additional financing.

In addition, if, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33, then the adjustment warrants we issued in our recent registered direct financings shall become exercisable for that number of common shares equal to (i) the number of common shares that the adjustment warrant holder would have received for its aggregate investment amount in our recent registered direct financings had the purchase price for one common share, a warrant and an adjustment warrant been equal to the purchase price per share in such additional equity financing minus (ii) the number of common shares actually purchased by such investor in our recent registered direct financings.

Further, we have agreed to give the investor in our August private placement additional common shares and adjust the exercise price for the warrants issued to this investor if, in connection with an equity capital raise for cash on or before December 31, 2015, we sell common shares at a price per share that is lower than $2.33 per share or sell new warrants to purchase common shares with an exercise price per share that is lower than $2.33. The number of additional common shares the investor would receive would equal the difference between (x) the number of shares that the investor would have received had the Purchase Price been equal to the per share purchase price at which common shares were issued in the additional equity financing and (y) the aggregate number of common shares purchased by the investor in the August private placement. The exercise price of the warrant would be adjusted to equal the exercise price per share of the warrants issued in the additional equity financing (if lower) as of the date of the consummation of the additional equity financing.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to the warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

We may not be able to maintain our listings on The NASDAQ Global Market , or trading on this exchange may otherwise be halted or suspended, which may make it more difficult for investors to sell our common shares and consequently may negatively impact the price of our common shares.

Maintaining the listing of our common shares on The NASDAQ Global Market requires that we comply with certain listing requirements. If our common shares cease to be listed for trading on The NASDAQ Global Market for any reason, it may harm our share price, increase the volatility of our share price, decrease the level of trading activity and make it more difficult for investors to buy or sell our common shares. Our failure to maintain a listing on The NASDAQ Global Market may constitute an event of default under our current and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common shares. If we are not listed on The NASDAQ Global Market or if our public float falls below $75 million or do not otherwise meet the requirements for the use of Form F-3, we will be limited in our ability to file new shelf registration statements on SEC Form F-3 and/or to fully use one or more registration statements on SEC Form F-3. Any such limitations may harm our ability to raise the capital we need.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•	divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;
•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;
•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

Risks Related to our Business

If we are unable to generate sufficient cash from operations or raise additional financing, we may be unable to fund our operations.

We require sufficient cash from operations together with cash from debt, equity or equity based financing, including financing from this offering, to fund our operations as currently conducted. Our available cash and cash equivalents was $5.0 million and our outstanding indebtedness was $29.8 million as of September 30, 2015. Cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties. Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. In addition, we expect to continue to need raise debt, equity and equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the common shares offered hereby. However, the warrant entitles the holder to purchase our common shares at an exercise price of $0.01 per common share, and we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes. In addition, Imation may be required to provide us with additional inventory pursuant to the terms of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholder from the sale of the 1,529,126 common shares exceeds approximately $7 million.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of 1,779,126 common shares issued pursuant to the Asset Purchase Agreement or issuable by us to the selling shareholder pursuant to the terms of the warrant we issued pursuant to the terms of the Asset Purchase Agreement. The table below presents information regarding the selling shareholders, the common shares beneficially owned prior to the private placement offering and the common shares that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that all of the common shares covered by this prospectus will be sold by the selling shareholders.

Beneficial Ownership (1)
	Number of	Percent		Number of	Percent
	Shares	of		Shares	of
	Beneficially	Class	Number of	Beneficially	Class
	Owned Prior	Prior	Shares	Owned	After
Name of Selling	to the	to the	Offered	After this	this
Shareholder (2)	Offering	Offering	Hereby (3)	Offering	Offering
Imation Corp. (4)	1,779,126	4.3%	1,779,126	*	*

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of September 30, 2015. Percentage ownership is based on 41,011,718 common shares issued and outstanding as of September 30, 2015 and assuming full exercise of the warrant issued to the selling shareholder to purchase up to 250,000 common shares. This amounts to a total of 41,261,718.

(2)	Unless otherwise indicated, this table is based on information supplied to us by the selling shareholders and certain of our records.

(3)

All 1,779,126 common shares offered pursuant to this prospectus were acquired pursuant to our Asset Purchase Agreement with Imation or are common shares we could be obligated to issue to the selling shareholder pursuant to the terms of the warrant we issued pursuant to the Asset Purchase Agreement.

(4)	The address for this selling shareholder is: 1 Imation Way, Oakdale, MN 55128-3414.

PLAN OF DISTRIBUTION

We are registering the common shares previously issued and common shares that we could be obligated to issue to the selling shareholder pursuant to the terms of the Asset Purchase Agreement and the warrant we previously issued pursuant to the Asset Purchase Agreement to permit the resale of such common shares by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will receive the exercise price of the warrant upon any exercise by payment of cash. In addition, pursuant to the purchase price adjustment provisions of the Asset Purchase Agreement, Imation may be required to deliver us additional inventory acquired after the closing date of the Asset Purchase Agreement, if, for a value equal to, and to the extent that, the aggregate proceeds received by the selling shareholders exceeds a designated threshold, as discussed below. We will bear all fees and expenses incident to our obligation to register the common shares.

Pursuant to the terms of a Lock-Up Agreement, dated as of August 10, 2015, by and between us and Imation Corp., or the Lock-up Agreement, the selling shareholders are not permitted to offer, sell, contract to sell, assign, transfer, hypothecate, pledge or grant a security interest in, or otherwise dispose of the common shares registered pursuant to this prospectus, or enter into any transaction which is designed to, or might reasonably be expected to, have any such effect, directly or indirectly, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such common shares (any of the foregoing actions, a transfer), or publicly disclose any intention to make any such transfer; provided, however, that the selling shareholders are entitled to transfer the common shares registered pursuant to this prospectus on the open market or pursuant to block trades; provided, further, that without our prior written consent, sales on the open market of the common shares registered pursuant to this prospectus in the aggregate on any given trading day shall not exceed 17.5% of the average daily trading volume of our common shares on Nasdaq for the 30 trading days ending on the trading day immediately preceding such date (and the selling shareholders shall not solicit any such transfer that is not an open market sale), except that this limitation will not apply to block trades by the selling shareholders; provided further, however, that without our prior written consent, no transfer that is not on the open market (including, without limitation, any block trades or trades pursuant to an exemption under the Securities Act) is permitted unless the amount per common share received by such selling shareholder in such transfer, prior to taking into account any fees, expenses or selling discounts, concessions or commissions, equals at least 95% of the average of the closing prices for the common shares of the Company on Nasdaq for each of the ten (10) consecutive complete trading days ending with the third complete trading day prior to such transfer.

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions, subject to certain limitations on transfers by the Lock-Up Agreement. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Subject to certain limitations imposed transfers by the Lock-up Agreement, the selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	pursuant to a 10b5-1 plan or other trading plan;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Any hedging transactions, short sales, option transactions, derivative transactions, or any related transactions described above will, however, be subject the limitations on transfers described in the Lock-up Agreement.

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the aggregate purchase price of the common shares less aggregate discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling shareholders of the common shares. We will receive the exercise price of the warrant upon any exercise by payment of cash. In addition, pursuant to the purchase price adjustment provisions of the Asset Purchase Agreement, if the selling shareholders receive aggregate consideration in excess of a designated threshold of approximately $7 million (subject to adjustment based on final confirmation of net inventory at closing) from the sale of the common shares issued to Imation at closing, Imation is required to deliver to us an amount of inventory acquired by Imation after the closing date of the Asset Purchase Agreement that is equal in value to such excess amount. If the selling shareholders receive aggregate consideration from the sale of shares issued to Imation at the closing date that is less than a designated threshold of $6.3 million (subject to adjustment based on final confirmation of net inventory at closing) prior to the expiration of the warrant, then Imation may be entitled to receive proceeds from the sale of the inventory in an amount equal to such shortfall, but not to exceed the value of the inventory. We will bear all fees and expenses incident to our obligation to register the common shares.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule and the Lock-up Agreement.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (ii) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis(1). You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)
Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	$75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

(1)

Subsequent to June 30, 2015, an aggregate of 3,721,879 common shares were issued pursuant to (i) the exercise of warrants, (ii) restricted share issuance releases, (ii) the asset purchase agreement we entered into with Imation Corp., (iii) the purchase agreement we entered into with an investor on August 10, 2015, as amended, and (iv) the subscription agreement we entered into with an investor on September 28, 2015.

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
December 31 (through October 5, 2015)	2.72	2.05
September 30	5.71	1.99
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95
August 2015	4.86	2.71
September 2015	2.68	1.99

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table lists the costs and expenses payable us in connection with the sale of the common shares covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$822.80
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous expenses	5,000
Total	$35,822.50

SHARE CAPITAL

As of September 30, 2015, 41,011,718 common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.